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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AOL TIME WARNER INC.

         AOL TIME WARNER INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         1. The name of the corporation is AOL TIME WARNER INC. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 2000.

         2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders of AOL Time Warner Inc., restates and integrates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, this "Restated Certificate of Incorporation") reads as follows:

                                    ARTICLE I

                  The name of the corporation (hereinafter called the "Corporation") is AOL TIME WARNER INC.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be







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                                                                               2

organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 27.55 billion shares, consisting of (1) 750 million shares of Preferred Stock, par value $0.10 per share ("Preferred Stock"), (2) 25 billion shares of Common Stock, par value $0.01 per share("Common Stock"), and (3) 1.8 billion shares of Series Common Stock, par value $0.01 per share ("Series Common Stock"). The number of authorized shares of any of the Preferred Stock, the Common Stock or the Series Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Common Stock or the Series Common Stock voting separately as a class shall be required therefor.

                  SECTION 2. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  SECTION 3. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Series Common Stock, for series of Series Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or



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                                                                               3

restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Series Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  SECTION 4. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock or Series Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Series Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock or Series Common Stock) or pursuant to the General Corporation Law of the State of Delaware.

                  (b) Except as otherwise required by law, holders of a series of Preferred Stock or Series Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Restated Certificate of Incorporation (including any Certificate of Designation relating to such series).

                  (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

                  (d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the







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                                                                               4

Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  SECTION 5. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV creating (i) any series of Preferred Stock, (ii) any other class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up or (iii) any series of Series Common Stock, outstanding shares of Common Stock, Series Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

                  (a) the redemption price of the shares to be redeemed pursuant to this Section 5 shall be equal to the Fair Market Value of such shares;

                  (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                  (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the







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                                                                               5

         redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                  (e) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                  (f) such other terms and conditions as the Board of Directors shall determine.

For purposes of this Section 5:

                  (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

                  (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Section 5; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchased his stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him. "Closing Price" on any day means the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not







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                                                                               6

         listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

                  (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

                  (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation or other entity, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                  (v) "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity more than 50% of whose outstanding stock (or similar interests) having ordinary voting power in the election of directors (or similar persons) is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                                    ARTICLE V

                  SECTION 1. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution,







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                                                                               7

liquidation or winding up, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up pursuant to the terms of this Restated Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

                  SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation. Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

                                   ARTICLE VI

                  Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or







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                                                                               8

series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

                                   ARTICLE VII

                  In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation ("Voting Stock"), voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

                                  ARTICLE VIII

                  In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this







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                                                                               9

Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII, Article IX or Article VII, or Section 5 of
Article IV, of this Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article VIII, the Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

                                   ARTICLE IX

                  To the fullest extent that the General Corporation Law of the State of Delaware or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  This Restated Certificate of Incorporation shall not become effective until and shall become effective at 8:15 p.m., on January 11, 2001.








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                                                                              10

         IN WITNESS WHEREOF, I, Paul T. Cappuccio, Vice President and Assistant Secretary of AOL TIME WARNER INC., have executed this Restated Certificate of Incorporation as of the 11th day of January, 2001, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.

                                         /s/ Paul T. Cappuccio
                           -----------------------------------------------------
                                             Paul T. Cappuccio
                                            Vice President and
                                            Assistant Secretary